ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of April 21, 2016, is entered into by and between Typenex Co-Investment, LLC, a Utah limited liability company (formerly Typenex Co-Investment, LLC, an Illinois limited liability company) (“Assignor”), and The Dove Foundation, a charitable trust organized under the laws of the State of Illinois (“Assignee”).

A.

Assignor and Assignee are parties to that certain Note Purchase Agreement of even date herewith (the “Purchase Agreement”), whereby Assignee acquired all of Assignor’s right, title and interest in and to the Note (as defined in the Purchase Agreement).

B.

Assignor is also a party to the Purchase Documents (as defined in the Purchase Agreement), which set forth certain additional rights and obligations of Assignor and Real Estate Contacts, Inc., a Florida corporation (the “Company”), pertaining to Assignor’s ownership of the Note.

C.

Pursuant to the Purchase Agreement, Assignor now desires to assign all of its rights under the Note and all of its rights and obligations under the Purchase Documents to Assignee, and Assignee desires to accept all such rights and assume all of the obligations of Assignor under the Note and the other Purchase Documents (the “Assignment”), and the Company desires to consent to the Assignment by executing below.

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.

Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in, to and arising under the Note and the other Purchase Documents.

2.

Assumption. Assignee hereby agrees to perform and keep all promises, covenants, and conditions and to satisfy all obligations to be made, kept, performed, and satisfied by Assignor with respect to Assignor’s obligations under the Purchase Documents, in the same manner as if Assignee had originally executed the Purchase Documents with respect to the Note.

3.

Interpretation. The parties intend that this Agreement shall be interpreted to be consistent and in compliance with the terms of the Note and the Purchase Documents.

4.

Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns.

5.

Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

6.

Multiple Counterparts. This Agreement may be executed in multiple counterparts, by original or facsimile signature, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

7.

Governing Law. This Agreement shall be governed by the laws of the State of Utah in all respects, without regard for conflicts of law principles.

8.

Costs of Enforcement. If any party hereto is required to retain legal counsel in order to enforce its rights under this Agreement, with or without the commencement of a formal legal action, such party shall be entitled to recover its attorneys’ fees and costs related to such enforcement from the breaching party.

9.

Further Actions. The parties covenant and agree to execute such other instruments or documents and to take such further action as may be reasonably necessary or appropriate to fulfill the purpose of this Agreement.

10.

Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and none of its terms may be waived or modified, except by an instrument in writing signed by the parties to be bound thereby.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first set forth above.

ASSIGNOR:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its manager

By:	/s/ John M. Fife
John M. Fife, President

ASSIGNEE:

THE DOVE FOUNDATION

By:	/s/ James M. Delahunt
James M. Delahunt, Trustee

CONSENT

By executing below, Real Estate Contacts, Inc., a Florida corporation, acknowledges and consents to the foregoing Assignment.

REAL ESTATE CONTACTS, INC.

By:	/s/ Robert DeAngelis
Name:	Robert DeAngelis
Title:	CEO

[Signature Page to Assignment and Assumption Agreement]